134261.1
                            GUARANTY AGREEMENT


          For  and  in  consideration of the sum of  TEN  AND  NO/100
     DOLLARS ($10.00) and other good and valuable consideration in hand paid to the undersigned, LANCER CORPORATION, a Texas corporation (the "Guarantor"), the receipt and sufficiency of which considerations are hereby acknowledged, and for the purpose of enabling NUEVA DISTRIBUIDORA LANCERMEX S.A. de C.V. (the "Debtor"), to obtain credit or other financial accommodations from FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association, in San Antonio, Bexar County, Texas (the "Lender"), and the benefits thereby received by the Guarantor, the Guarantor hereby jointly and severally (with all other guarantors, if any, and the Debtor) and unconditionally guarantees the prompt payment when due of the Obligations as defined below.

         The Obligations consist of:

               1. The indebtedness represented by that certain promissory note of the Debtor (the "Note") dated of even date herewith, in the principal amount of $1,500,000.00, payable to the order of the Lender, bearing interest and being payable as therein provided;

               2. All renewals, extensions and rearrangements of the Note;

               3. All interest and costs of collection owing and that may become owing thereon or in connection therewith;

               4. All indebtedness and liabilities of the Debtor to the Lender now existing or hereafter arising, whether fixed or contingent, liquidated or unliquidated, direct or indirect, and whether created under or evidenced by note, application, commitment, endorsement, agreement, overdraft of depository account, or otherwise; and

               5. The Lender's court costs and reasonable attorney's fees if the foregoing are not paid by the Guarantor on demand when due or if this Guaranty Agreement is enforced by suit or through probate, bankruptcy, or other judicial proceedings. All amounts becoming payable hereunder to the Lender under this Guaranty Agreement shall be payable at the Lender's office in San Antonio, Bexar County, Texas.

           The Guarantor hereby waives (a) any notice of acceptance of this guaranty by the Lender; (b) any notice of the creation, advancement, increase, existence, extension, renewal, or rearrangement of the Obligations or any part thereof; (c) any indulgence with respect to the Obligations (or any part thereof) and with respect to any nonpayment thereof; (d) grace, demand, protest, presentment, notice of demand, notice of intent to accelerate, notice of acceleration, notice of protest, or notice of presentment, and all other notices, whether similar or dissimilar, with respect to the Obligations; and (e) notice of the amount of the Obligations outstanding at any time. The Lender at its option may, at any time and without notice to or further consent by the Guarantor, accelerate, extend, or renew the maturity of the Obligations or any part thereof and may grant any other indulgence with respect thereto. Neither the Lender's rights nor the Guarantor's obligations and liabilities will be affected or impaired in any manner by (i) any renewal, extension, or rearrangement of (or any other indulgence with respect to) the Obligations or any part thereof; (ii) any release, withdrawal or subordination of, or substitution for, any security or other guaranty now or hereafter held by the Lender for payment of the Obligations or any part thereof; (iii) any release of the Debtor or any other person primarily or secondarily liable on the Obligations or any part thereof (including any maker, endorser, guarantor, or surety); (iv) any delay in enforcing payment of the Obligations or any part thereof; or (v) any delay, omission, lack of diligence, or lack of care in exercising any right or power with respect to the Obligations or any security therefor or guaranty thereof. Lender shall not be required as a condition of enforcing the Guarantor's liabilities and obligations hereunder requiring payment by the Guarantor hereunder to: (a) obtain or assert a claim for judgment against the Debtor for the Obligations or any part thereof; (b) collect or attempt to collect all or any part of the Obligations from the Debtor or any other person or from any other source; (c) foreclose against or seek to realize upon any security now or hereafter existing for the Obligations or any part thereof; (d) assert any other right or remedy to which the Lender is or may be entitled in connection with the Obligations (or any part thereof) or any security therefor or other guaranty thereof; or (e) assert or file any claim against the assets or estate of the Debtor or other person liable for the Obligations or any part thereof.

           The Guarantor expressly waives any right to the benefit of (or to require or control application of) any security or the proceeds thereof now existing or hereafter obtained by the Lender as security for the Obligations or any part thereof. The Lender need not apply to any of the Obligations any monies, payments, or other property at any time received by, paid to, or in the possession of the Lender, except as the Lender determines in its sole discretion.

           The Guarantor will be and remain fully liable under this Guaranty Agreement, as provided herein, even if the Debtor may not be liable for any part of the Obligations (a) because the
     Debtor's indebtedness now or at any time hereafter exceeds the amount or type permitted by law; (b) because such Obligation was ultra vires; (c) because any person creating or guaranteeing the same acted without authority; or (d) because of the Debtor's lack of capacity, bankruptcy, insolvency or dissolution such as to render the Obligations void, unenforceable or uncollectible as against the Debtor. Nothing herein, however, shall be deemed to admit or deny the existence of any right of the Guarantor to any offset, reduction or abatement of Guarantor's Obligations hereunder by reason of any claim, right or cause of action (or any realization thereon), if any, of Guarantor or the Debtor against the Lender for any reason.

           Any notice or demand to the Guarantor hereunder or in connection herewith must be in writing and may be given (and will conclusively be deemed and considered to have been given and received) by the deposit of such notice in the United States mails, postage prepaid and addressed to the Guarantor at its address shown herein. Nonetheless, actual notice will always be effective, no matter how given or received. The last preceding sentence will never be construed to affect or impair any waiver of notice or demand herein provided or to require the giving of notice or demand to or upon the Guarantor in any situation or for any reason. Nothing herein may be construed to cancel, amend, discharge, or limit any other guaranty or similar undertaking by or obligation of the Guarantor in favor of the Lender.

          This Guaranty is a continuing guaranty. It will continue to be effective (or shall be reinstated, as the case may be) without notice or further act if, at any time, any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon or in connection with the insolvency, bankruptcy or reorganization of the Debtor, any other Guarantor or otherwise, all as though such payment had never been made to the Lender.
     Without impairing the Lender's right to demand and collect the balance of the Obligations from the Guarantor, the Lender may compound with any one or more guarantors for such amount as it may see fit and may release any guarantor from all further liability to the Lender for such Obligations. Such compounding and release will not in any manner impair the rights of each guarantor as against any other guarantor or the rights of Lender against any other guarantor.

           The Guarantor hereby agrees that any and all indebtedness now or hereafter owed or owing by the Debtor to the Guarantor shall be and remain subordinate in payment to all of the Obligations. Should the Guarantor receive any payment on account of any of said subordinated indebtedness (or by reason of any security therefor), the Guarantor shall hold the amount received in trust for the benefit of the Lender and, upon Lender's demand, shall remit same to Lender for application on the Obligations. No Guarantor will exercise any right it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until all of the Obligations have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when any Obligations remain outstanding, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether same or any portion thereof are then due. The Guarantor hereby waives all rights to which the Guarantor may be (or might otherwise become) entitled pursuant to Sections 34.02 and 34.03 of the Texas Business and Commerce Code as in effect from time to time, except the Guarantor shall be entitled to any applicable right of subrogation after the full and final payment of the Obligations.

           This Guaranty Agreement will be transferable and negotiable by the Lender, with the same force and effect and to the same extent that the Obligations are transferable. On the Lender's assignment or transfer of any of the Obligations hereby guaranteed, the legal holder or owner of the Obligations (or part thereof or interest therein thus transferred or assigned by the Lender) will also, unless provided otherwise by the Lender in its assignment, have and may exercise all rights granted to the Lender under this Guaranty Agreement to the extent of the part of or interest in the Obligations thus assigned or transferred to said person. The Guarantor hereby expressly waives notice of transfer or assignment of the Obligations (or any part thereof) or the rights of the Lender hereunder. Anything in this paragraph to the contrary notwithstanding, all Obligations to the Lender will be paid in full first, before any assignee receives any benefits of this Guaranty agreement.

           This Guaranty Agreement is governed by the law of the State of Texas, except as Federal law may apply. The Guarantor agrees and consents to the jurisdiction of the District Courts of Bexar County, Texas and of the United States District Court for the Western District of Texas (San Antonio Division), and
     acknowledges that such courts shall constitute proper and convenient forums with respect to the subject matter hereof, and further agree that such courts shall be the sole and exclusive forums for the regulation of any actions between the Guarantor and the Lender with respect to the subject matter hereof.

           This Guaranty Agreement and the Guarantor's obligations hereunder will be binding on the Guarantor and the Guarantor's heirs, legal representatives, personal representative, executors, administrators and successors.

           As used in this Guaranty Agreement and as required by the context, each number (singular and plural) includes all numbers, each gender includes all genders and, unless the context requires otherwise, the words "person" and "party" include "person," "corporation," "firm," "partnership," "limited partnership," "joint venture," "association" or other entity.

         EXECUTED effective April 18, 1995.




                                        LANCER CORPORATION, a Texas
                                        corporation


                                        By:___________________________

                                        Name:_________________________

                                        Title:________________________


                                        Address:

                                        235 West Turbo
                                        San Antonio, Texas  78216




     1093-39